Exhibit 10.4

MAMMATECH CORPORATION
“Dynamic Energy Alliance Corporation”
(Charles R. Cronin, Jr.)

REVOLVING LINE
OF
CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this 9 th day of July 2011, by and between CHARLES R. CRONIN, JR., an individual ("LENDER"), and MAMMATECH CORPORATION (in the process of changing its name to “Dynamic Energy Alliance Corporation”), a Florida Corporation ("BORROWER").

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.   LINE OF CREDIT . Lender hereby establishes for a period extending to December 31, 2011 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of One Hundred Thousand Dollars ($100,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender, attached hereto as Exhibit “A”. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note.

2.   ADVANCES . Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its chief executive officer or other mutually agreed to representative of the Borrower to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's checking account or make payments directly to a payee (or vendor) of Borrower as mutually agreed to in writing by both parties at the time of each Advance, in form and content satisfactory to Lender, attached hereto as Exhibit “B”. Lender may refuse to make any requested Advance for any reason, especially, if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates. The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

3.   INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of fifteen percent (15%) per annum, simple interest (the "EFFECTIVE RATE").

4.   REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance on a quarterly basis commencing on September 30, 2011, and continuing on the thirtieth day of the month each quarter thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

5.   ADDITIONAL CONSIDERATION . Pursuant to the execution of this Agreement, Borrower shall grant to the Lender a Warrant (the “Warrant”) to purchase a certain number of shares of restricted common stock of the Company (the “Shares”), on the terms and condition set forth in an executed Warrant Stock Purchase agreement (the “Stock Purchase Warrant Agreement”), attached hereto as Schedule C.

6.   REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

(a)   Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Florida with the power to own its assets and to transact business in the State of Florida, and in such other state where its business is conducted.

(b)   Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c)   The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

(d)   There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

7.   EVENTS OF DEFAULT . An event of default will occur if any of the following events occurs:

(a)   Failure to pay any principal or interest hereunder within thirty (30) days after the same becomes due.

(b)   Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(c)   Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 7.

(d)   Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(e)   Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for thirty (30) days undismissed, unbonded, or undischarged.

8.   REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

9.   NOTICE . Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender:	CHARLES R. CRONIN, JR.
1912 Maya Pradera Lane,
Moorepark, CA 93021
Ph. (818) 4307860
Fx. (___) _________

Borrower:	DYNAMIC ENERGY ALLIANCE CORP.
Memphis Clark Tower
5100 Poplar Avenue, Suite 2700
Memphis, Tennessee 38137
Attention: James Michael Whitfield
Ph. (901) 414-0003
Fx. (901) 328-2761

10.   GENERAL PROVISIONS . All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Florida. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

Borrower:	MAMMATECH CORPORATION
(in the process of changing its name to “Dynamic Energy Alliance Corporation”)

	By:	/s/ James Michael Whitfield
James Michael Whitfield
President and Chief Executive Officer

Lender:

	By:	/s/ Charles R. Cronin, Jr.
Charles R. Cronin, Jr.
Individually

EXHIBIT “A”

MAMMATECH CORPORATION
“Dynamic Energy Alliance Corporation”
(Charles R. Cronin, Jr.)

PROMISSORY NOTE

US $100,000.00	Memphis, Tennessee July 9th, 2011

This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between MAMMATECH CORPORATION (in the process of changing its name to “Dynamic Energy Alliance Corporation”), a Florida corporation ("BORROWER"), and CHARLES R. CRONIN, JR., an individual ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 1912 Maya Pradera Lane, Moorepark, CA 9302   or at such other place as Lender may designate in writing, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of fifteen percent (15%) per annum, simple interest.

 Borrower shall pay accrued interest on the outstanding principal balance under the Note on a quarterly basis commencing on September 30, 2011, and continuing on the thirtieth day of month each quarter thereafter until paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on December 31, 2011 (the "MATURITY DATE").

 Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

 An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within thirty (30) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for thrity (30) days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

Borrower:	MAMMATECH CORPORATION
(in the process of changing its name to “Dynamic Energy Alliance Corporation”)

	By:	/s/ James Michael Whitfield
James Michael Whitfield
President and Chief Executive Officer

Lender:

	By:	/s/ Charles R. Cronin, Jr.
Charles R. Cronin, Jr.
Individually

EXHIBIT “B”

MAMMATECH CORPORATION
 “Dynamic Energy Alliance Corporation”
(Charles R. Cronin, Jr.)

ADVANCE REQUEST NOTICE

 The undersigned, Borrower, does hereby request the following sums of monies to be advanced to the Borrower pursuant to Section 2 of this Agreement, in the total amount of USD $ ___________________, payable to the order of: ______________________________________, the Payee (Borrower or Vendor) , by check or wire transfer ( wire coordinates attached ).

Please send confirmation of receipt and approval of this Advance Request Notice to the following facsimile number: ______________________.

Borrower:

MAMMATECH CORPORATION
(in the process of changing its name to “Dynamic Energy Alliance Corporation”)

By:	/s/ James Michael Whitfield
James Michael Whitfield
President and Chief Executive Officer

Date:

The foregoing is accepted and agreed to on this ______ day of _____________ 2011:

Lender:

	By:	/s/ Charles R. Cronin, Jr.
Charles R. Cronin, Jr.
Individually

SCHEDULE “C”

MAMMATECH CORPORATION
 “Dynamic Energy Alliance Corporation”
(Charles R. Cronin, Jr.)

STOCK PURCHASE WARRANT